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                                                                    EXHIBIT 5.1

                                          December 14, 2000

Cambridge Technology Partners (Massachusetts), Inc.
8 Cambridge Center
Cambridge, MA 02142

  Re: Registration Statement on Form S-8 Relating to an Employment Agreement by and between Jack L. Messman and Cambridge Technology Partners (Massachusetts), Inc.

Ladies and Gentlemen:

  Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Cambridge Technology Partners (Massachusetts), Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of three hundred thousand (300,000) shares of Common Stock, $.01 par value, of the Company (the "Shares").

  We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificate of incorporation, as amended, the Company's by-laws, as amended, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter. We have relied upon a certificate of an officer of the Company with respect to certain factual matters relevant to this opinion letter.

  We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

  Based upon and subject to the foregoing, we are of the opinion that the Shares issued by the Company pursuant to an Employment Agreement by and between Jack L. Messman and the Company, dated August 27, 1999 are validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP